EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
The Commerce Bancorporation:

We consent to the use of our report, dated January 23, 1998, with respect to the consolidated financial statements of The Commerce Bancorporation and subsidiary as of December 31, 1997 and 1996, and for each of the years in the two-year period ended December 31, 1997 included in Zions Bancorporation registration statement Form S-4 and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG PEAT MARWICK LLP



Seattle, Washington
July 13, 1998